Exhibit 5.1

OPINION (AND CONSENT) OF LEGAL COUNSEL

August 2, 2011

DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

Re:	Registration Statement on Form S-8

DDi Corp. 2011 Stock Incentive Plan

Ladies and Gentlemen:

As Vice President, General Counsel and Secretary of DDi Corp., a Delaware corporation (the “Company”), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of 1,947,580 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), issuable by the Company pursuant to awards granted or to be granted under the DDi Corp. 2011 Stock Incentive Plan (the “Plan”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with this opinion, and in my capacity as an attorney admitted to practice in the State of California, I have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof, the Company’s Amended and Restated Bylaws as in effect on the date hereof, the Plan, the forms of award agreements related thereto, and certain corporate proceedings of the Company as reflected in the minutes of meetings of the Board of Directors of the Company. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals or certified copies of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, and in reliance thereon, I am of the opinion that, under the laws of the State of Delaware, the issuance and sale of the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, and the applicable award agreements thereunder, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 or Section 11 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Kurt E. Scheuerman

Kurt E. Scheuerman

Vice President & General Counsel